Exhibit 4.49
Dated this 21st day of May 2007
Between
STATS ChipPAC Malaysia Sdn Bhd
as vendor
And
Ningbo Mingxin Microelectronics Co. Ltd.
as purchaser
And
Daheng New Epoch Technology, Inc.
as guarantor for Ningbo Mingxin Microelectronics Co. Ltd.

ASSETS SALE AND PURCHASE AGREEMENT

THIS ASSETS SALE AND PURCHASE AGREEMENT is made on the 21st day of May 2007
BETWEEN:
(1)	STATS ChipPAC Malaysia Sdn Bhd (Company Registration No. 59884 D), a company incorporated in Malaysia and having its registered office at 73, Lorong Enggang, Ulu Klang Free Trade Zone, 54200 Kuala Lumpur, Malaysia (“SCM”);

(2)	Ningbo Mingxin Microelectronics Co. Ltd, a company incorporated in the People’s Republic of China and having its registered address at 168 Canghai Road, Ningbo Hi-Tech Park, Ningbo 315040, PRC (“Mingxin”); and

(3)	Daheng New Epoch Technology, Inc. a company incorporated in the People’s Republic of China and having its registered address at 15/F, North Section, Daheng Scitech Mansion, No.3 Suzhou Street, Haidian District, Beijing, PRC, 100080 (“Daheng”),

(collectively, the “Parties” and each a “Party”).
WHEREAS:
(A)	SCM has agreed to sell, and Mingxin has agreed to purchase, the Assets (as defined below) upon the terms and subject to the conditions of this Agreement.

(B)	Daheng has entered into this Agreement to guarantee to and covenant with SCM the due and punctual performance by Mingxin of its payment obligations under this Agreement.
IT IS AGREED as follows:
1.	DEFINITIONS
1.1	In this Agreement, except to the extent that the context requires otherwise:

“Acceptance Certificate” means each certificate to be delivered by Mingxin to SCM pursuant to Clause 5.1(ii) signifying the acceptance by Mingxin of the affected Assets in accordance with the Acceptance Criteria, substantially in the form set out in Schedule 4;

“Acceptance Criteria” means the set of mutually acceptable criteria relating to the Transfer jointly defined upfront by SCM and Mingxin, as set out in Appendix 3;

“Accepted Order” shall have the meaning ascribed to it in Clause 3.2;

“Assets” means the equipment, existing spare parts on line, and equipment supplier list agreed to be sold under this Agreement as more particularly set out in Appendix 1, and shall where appropriate, include the equipment, spare parts and spare moulds to be delivered by SCM pursuant to Clause 5.3;

“Business Day” means a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks are open for business in United States of America, Malaysia, Singapore and the PRC;

“commercially reasonable efforts” for the purposes of the discharge of SCBL’s obligations under Clause 3.1, shall mean such steps to be taken by SCBL in relation to the provision of the Services as set out in Schedule 1;

“Commissioning” means the commissioning of the affected Assets at Mingxin’s site pursuant to each Transfer by which the operating systems of the affected Assets are tested and adjusted;

“Completion Certificate” means each certificate to be issued jointly by Mingxin and SCM pursuant to Clause 5.1(vi) or by an independent engineer to be appointed by Mingxin and SCM jointly pursuant to Clause 5.1(viii), confirming the demonstration of the equipment capacity of the relevant affected Assets meeting or exceeding the target capacity for each package family as set out in Clause 6.1 (vi), substantially in the form set out in Schedule 5;

“Completion Criteria” means the set of mutually acceptable criteria for the Commissioning jointly defined upfront by SCM and Mingxin, as set out in Appendix 4;

“Confidential Information” means any information which is proprietary and confidential to a Party including but not limited to the terms and conditions of this Agreement, information concerning or relating in any way whatsoever to its distributorship, franchise or other arrangements, principals, any of the trade secrets or confidential operations, processes or inventions carried on or used by a Party, any information concerning the organisation, business, finances, transactions or affairs of a Party, dealings of a Party, secret or confidential information which relates to the business or Party or any of its principals’, clients or customers’ transactions or affairs, any Party’s technology, designs, documentation, manuals, budgets, financial statements or information, accounts, dealers’ lists, customer lists, market studies, drawings, notes, memoranda and the information contained therein, any information therein in respect of trade secrets, technology and technical or other information relating to the development, manufacture, clinical testing, analysis, marketing, sale or supply or proposed development, manufacture, clinical testing, analysis, marketing, sale or supply of any products or services by a Party, and plans for the development or marketing of such products or services and information and material which is either marked confidential or is by its nature intended to be exclusively for the knowledge of the recipient alone;

“De-install” means to de-commission and unplug and “De-installation” shall be construed accordingly;

“Encumbrance” means any claim, mortgage, charge, pledge, lien, security interest or encumbrance of any nature or any other agreement or arrangement having substantially the same legal effect, including any retention of title arrangement;

“Fees” means the fees and commission to be paid by Mingxin to SCBL for the Services, calculated and paid in accordance with Clause 4.4 and Schedule 2 of this Agreement;

“Processes” means 100 % copy exact of processes currently in place in relation to the Assets (including control plans, process specifications, bill of materials and source of supplies);

“Purchase Consideration” shall have the meaning ascribed to it in Clause 4.1;

“PRC” means the People’s Republic of China;

“Quality Management” means a set of procedures to ensure compliance of quality standard and specifications specific to the customers and products;

“Related Corporation” means with reference to a corporation, a corporation which is (a) the holding company of the first-mentioned corporation; (b) a subsidiary of the first-mentioned corporation; or (c) a subsidiary of the holding company of the first-mentioned corporation;

“RMB” means the lawful currency of the People’s Republic of China;

“SCBL” means STATS ChipPAC (BVI) Limited (Company Registration No. 311236), a company incorporated in British Virgin Islands and having its registered address at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands;

“SCBL Customers” means the existing and future customers of SCBL and/or Related Corporations relevant to the testing and assembly services to be provided by Mingxin by utilising the Assets;

“SIAC” means the Singapore International Arbitration Centre;

“SIAC Rules” means the SIAC Arbitration Rules in force at the date of this Agreement;

“SIBOR” means the rate which is quoted as of 11:00 a.m. (or as soon as available thereafter) on the first day of any period for which interest is required to be calculated under this Agreement on the screen page designated “SIBOR” (or the equivalent successor to such page) published or reported by Reuters Limited on the Reuters monitor screen as being the interest rate offered in the Singapore Interbank Market for United States Dollar deposits for a period approximately equal to the duration of such period;

“Services” shall have the meaning ascribed to it in Clause 3.1;

“Training” means the operational training provided or to be provided by SCM to designated personnel of Mingxin, more particularly set out in Schedule 3;

“Transfer” means the completion of the De-installation of a phase of Assets in accordance with the Transfer Plan and the acceptance of the same by Mingxin (evidenced by the delivery by Mingxin of an Acceptance Certificate by Mingxin to SCM for the Assets). “Phase 1 Transfer”, “Phase 2 Transfer” and “Phase 3 Transfer” shall be construed accordingly;

“Transfer Customers” means the SCBL Customers referred to or to be referred to Mingxin by SCBL pursuant to Clause 3.1;

“Transfer Customer Confidential Information” means any Confidential Information of or relating to any Transfer Customer;

“Transfer Plan” means the plan relating to the transfer of the Assets from SCM to Mingxin set out in Appendix 2 (as may be amended and updated from time to time by mutual agreement of SCM and Mingxin in writing);

“Transferred Revenues” in relation to a particular quarter of a Year, means the aggregate revenues of Mingxin for that quarter for assembly and testing services arising from orders received by Mingxin (including orders received through SCBL) from the Transfer Customers or any of them based on the aggregate amount invoiced under the Accepted Orders for that quarter for such services;

“US$” or “US Dollars” means the lawful currency of the United States of America; and

“Year” means a calendar year commencing on 1 January and ending on 31 December.
1.2	Any reference in this Agreement, the Appendices or the Schedules to a statutory provision shall include that provision and any regulations made in pursuance thereof as from time to time modified or re-enacted.

1.3	The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words (including words defined in this Agreement) denoting the singular number only shall include the plural and vice versa. The words “written” and “in writing” include any means of visible reproduction and electronic mails. References to the “Appendices”, “Schedules” and “Clauses” are to the appendices and schedules to and clauses of this Agreement.

1.4	Any reference to “this Agreement” shall be deemed to be references to this Assets Sale and Purchase Agreement.

1.5	The expression “subsidiary” shall mean any company in which a Party directly or indirectly owns more than fifty percent (50%) of such company’s capital and voting rights of such company.

2.	SALE AND PURCHASE OF THE ASSETS

SCM shall sell as legal and beneficial owner and Mingxin shall purchase all and not some only of the Assets on an “as is, where is” basis free from all Encumbrances as at the time of Transfer at the Purchase Consideration and upon the terms and conditions hereinafter contained.
3.	SERVICES

3.1	SCM shall procure SCBL to use commercially reasonable efforts to refer the SCBL Customers to Mingxin for a period of five (5) years from the commencement date of the Phase 1 Transfer pursuant to Transfer Plan and during the terms of this Agreement (the “Services”) for the Fees and upon the terms and conditions hereinafter contained.

3.2	Orders from Transfer Customers shall be placed directly with Mingxin who shall confirm such orders (each such confirmed order an “Accepted Order”) and issue invoices promptly to the Transfer Customers, with copies extended to SCM and SCBL.

3.3	For avoidance of doubt, the obligations of SCM and SCBL shall be limited strictly to the performance of the Services and neither SCM nor SCBL shall under any circumstances be responsible to Mingxin, any Transfer Customers or any other party for:
(i)	procuring payment from Transfer Customers for any invoices issued by Mingxin; or

(ii)	satisfying any orders from Transfer Customers; or

(iii)	for any products or services sold or provided to Transfer Customers by Mingxin.
4.	PURCHASE CONSIDERATION AND FEES

4.1	The aggregate consideration for the purchase of the Assets (the “Purchase Consideration”) to be paid by Mingxin to SCM shall be US$10,000,000, comprising:
(i)	US$3,333,334 for the affected Assets under the Phase 1 Transfer (“Phase 1 Consideration”);

(ii)	US$3,333,333 for the affected Assets under the Phase 2 Transfer (“Phase 2 Consideration”); and

(iii)	US$3,333,333 for the affected Assets under the Phase 3 Transfer (“Phase 3 Consideration”).

4.2	The Purchase Consideration shall be satisfied by Mingxin by the payment thereof, without any deduction, set-off or counterclaim whatsoever and free and clear of and without any deduction or withholding for or on account of any present or future income or other taxes, levies, duties, charges or withholdings of any nature whatsoever chargeable under the laws, regulations or practices of the PRC to SCM in the following manner:

In relation to Phase 1 Consideration:
(i)	US$1,666,667 upon the issuance of the Acceptance Certificate in respect of Phase 1 Transfer;

(ii)	US$1,666,667 upon the issuance of the Completion Certificate for the Phase 1 Transfer;
In relation to Phase 2 Consideration:
(iii)	US$1,666,667 upon the issuance of the Acceptance Certificate in respect of Phase 2 Transfer;

(iv)	US$1,666,666 upon the issuance of the Completion Certificate for the Phase 2 Transfer;
In relation to Phase 3 Consideration:
(v)	US$1,666,667 upon the issuance of the Acceptance Certificate in respect of Phase 3 Transfer; and

(vi)	US$1,666,666 upon the issuance of the Completion Certificate for the Phase 3 Transfer,
provided that if Mingxin is required by any present or future law, regulation or practice of the PRC to make any such deduction or withholding then it shall forthwith pay to SCM such additional amounts as will result in receipt by SCM hereunder had no such deduction or withholding been made. For the avoidance of doubt, Mingxin hereby agrees to pay all taxes, levies and charges chargeable under the laws, regulations or practices of the PRC in connection with all payments to be paid by Mingxin to SCM under Clause 4.2.
4.3	(i)	In respect of the payments to SCM under Clauses 4.2 (i), (iii) and (v), each payment shall be made in US Dollars by telegraphic transfer to
Account Name:	STATS ChipPAC Malaysia Sdn Bhd
Bank:	CIMB Bank Berhad
Address:	49 Jalan Hang Lekiu 50100 Kuala Lumpur
Account No:	1455-0000601-05-4
Swift Code:	CIBBMYKL

or such other bank account in Malaysia (as notified by SCM to Mingxin not later than three (3) Business Days prior to the relevant payment date); and

(ii)	In respect of the payments to SCM under Clauses 4.2 (ii), (iv) and (vi), Mingxin shall upon issuance of the Acceptance Certificate open and deliver to SCM an irrevocable 180-day letter of credit with Industrial and Commercial Bank of China or such other reputable bank acceptable to SCM and/or its banker (each such letter of credit to be in form and substance satisfactory to SCM) in favour of SCM’s bank, payable at sight against the Completion Certificate.
4.4	In consideration of the performance of the Services by SCBL, Mingxin shall pay the Fees computed based on the Transferred Revenues generated during the five year period commencing on the date the Transferred Revenues are first generated to SCBL on a quarterly basis within 30 days after the end of each calendar quarter. The Fees payable each calendar quarter shall be calculated and paid in accordance with this Clause 4.4 and Schedule 2 of this Agreement.

4.5	Without prejudice to Clause 4.4, any out-of-pocket costs and expenses incurred by SCBL in the course of performing the Services shall be borne by SCBL and any cost relating to the site and product qualifications of Mingxin shall be borne by Mingxin solely.

4.6	Payments of the Fees to be made by Mingxin to SCBL shall be made in US Dollars without any set-off or counterclaim and free and clear of and without any deduction or withholding for or on account of any present or future income or other taxes, levies, duties, charges or withholdings of any nature whatsoever chargeable under the laws regulations or practices by telegraphic transfer to:
Bank Name: Bank Address: Bank Telephone: Account Name: Account Number: ABA : Swift Code: Bank Contact: Telephone:	Wells Fargo Bank 420 Montgomery Street, San Francisco, CA 94104 1-800-289-3557 STATS ChipPAC Limited 4375649548 121000248 WFBIUS6S Maria Vu 408-277-6749
or such other bank account as notified by SCBL not later than three (3) Business Days prior to the relevant payment date. If Mingxin is required by any present or future law, regulation or practice to make any such deduction or withholding then it shall forthwith pay to SCBL such additional amounts as will result in receipt hereunder had no such deduction or withholding been made. For the avoidance of doubt, Mingxin hereby agrees to pay all taxes, levies and charges in connection with all payments to be paid by Mingxin to SCBL under Clause 4.4. Where such payments are disputed, Mingxin shall continue to pay any disputed amount. If such disputed amount is resolved by agreement between Mingxin and SCM, or by an order of court or an arbitral award, in Mingxin’s favour, SCM shall procure SCBL to repay to Mingxin such amount agreed between Mingxin and SCM (including interest on such amount from the due date of payment of such amount under the agreement between Mingxin and SCM to the date of actual payment by SCBL at the SIBOR rate as quoted by United Overseas Bank Limited (or any successor entity thereof) from time to time) or, as the case may be, set out in the order of court or arbitral award.

4.7	Each of the Parties shall take all steps and do such things that may be necessary to facilitate the payment of the Purchase Consideration, the Fee and all other payments contemplated under this Agreement and where necessary pursuant to applicable laws, rules, regulations or customs and practices, the Parties shall execute and deliver such additional agreements or documents (in form and substance acceptable to the payee) as may be necessary or expedient to facilitate the aforesaid payments.
5.	TRANSFERS OF ASSETS

5.1	The Assets shall be transferred by SCM to Mingxin in three (3) phases which shall be completed within twelve (12) months from the date of commencement date of the Phase 1 Transfer and in such manner as more particularly set out in the Transfer Plan (as may be amended and updated from time to time by mutual agreement of SCM and Mingxin in writing) and pursuant to each phase, the following shall occur:
(i)	Mingxin shall inspect the Assets to be transferred under such phase (the “affected Assets”) on the date for the Transfer of such Assets for such phase set out in the Transfer Plan (“Transfer Date”) using the Acceptance Criteria;

(ii)	Upon the completion of the inspection, Mingxin shall immediately execute and deliver to SCM an acceptance certificate confirming acceptance of all and not some only of the affected Assets using the Acceptance Criteria (“Acceptance Certificate”).

(iii)	Upon receipt of the Acceptance Certificate, proof of payment of the Purchase Consideration under Clause 4.2 (i), (iii) or (v) (as the case may be) and the letter of credit pursuant to Clause 4.3(ii), SCM shall De-install the affected Assets. For the avoidance of doubt, if SCM has carried out the De-Installation in accordance with the Acceptance Criteria, Mingxin shall be bound to accept the Transfer of all and not some only of the affected Assets;

(iv)	Upon issuance of the Acceptance Certificate and upon De-installation, the risks of the affected Assets under the Transfer will pass to Mingxin;

(v)	Mingxin shall promptly take all necessary steps to package, crate and transport the affected Assets, as well as take out insurance coverage on the affected Assets and upon the arrival of the affected Assets at Mingxin’s site, to uncrate, move, hook-up and install, set up the Assets and do all such other acts to prepare the affected Assets for Commissioning; and

(vi)	Upon the satisfactory completion of such steps and acts undertaken by Mingxin under Clause 5.1(v), SCM shall as soon possible take all necessary steps to complete the Commissioning of the affected Assets in accordance with the Completion Criteria and SCM and Mingxin shall upon completion of the Commissioning of the affected Assets jointly examine and determine the equipment capacity of the affected Assets. If SCM and Mingxin are satisfied that the equipment capacity of the affected Assets meets or exceeds the equipment capacity as set out in Clause 6.1(vi), Mingxin and SCM shall immediately execute and deliver the Completion Certificate jointly in relation thereto to SCM. For the avoidance of doubt, as long as SCM has taken all necessary steps to complete the Commissioning in accordance with the Completion Criteria, Mingxin shall be bound to accept the completion of the Commissioning of all and not some only of the affected Assets.

(vii)	If SCM and Mingxin are not able to agree on the equipment capacity of the affected Assets as between themselves, Mingxin and SCM shall jointly appoint an independent third party engineer to examine and determine the equipment capacity of the affected Assets. The costs and expenses of the independent engineer shall be borne by SCM and Mingxin equally. If the independent engineer upon his examination of the equipment capacity of the affected Assets immediately upon their Commissioning is of the opinion that the affected Assets do not meet the equipment capacity as set out in Clause 6.1(vi), SCM or Mingxin (where Mingxin is in breach of the conditions in Clause 6.1(vi)(a), (b) or (c)), shall restore, repair or replace the affected Assets (or any part thereof). SCM or Mingxin (as the case may be) shall at all times co-operate fully in the restoration, repair or replacement of the affected Assets.

(viii)	If the independent engineer is satisfied that the equipment capacity of the affected Assets immediately upon their Commissioning or upon the restoration, repair or replacement referred to in Clause 5.1(viii) meets or exceeds the equipment capacity as set out in Clause 6.1(vi), he shall immediately execute and deliver a certificate in relation thereto to SCM, with a copy to Mingxin.
5.2	Notwithstanding Clause 5.1, the title to the affected Assets shall remain vested in SCM and shall not pass to Mingxin until the relevant Purchase Consideration for the affected Assets has been paid in full and received by SCM in accordance with Clause 4.3. Until title to affected Assets passes:
(i)	SCM shall have authority to retake, sell or otherwise deal with and/or dispose of all or any part of affected Assets;

(ii)	SCM and its agents and employees shall be entitled at any time and without the need to give notice enter upon any property upon which affected Assets or any part thereof is stored, or upon which SCM reasonably believes them to be kept;

(iii)	Mingxin shall store or mark the affected Assets in a manner reasonably satisfactory to SCM indicating that title to the affected Assets remains vested in SCM; and

(iv)	Mingxin shall insure the affected Assets against all risks to their full transaction value, and arrange for SCM to be noted on the policy of insurance as the co-loss payee.
For the avoidance of doubt, irrespective of whether title to affected Assets remains vested in SCM, risk in the affected Assets shall pass to Mingxin in accordance with Clause 5.1.
5.3	In the event of any non-delivery or shortfall of any of the affected Assets (“Undelivered Assets”) in accordance with the Transfer Plan, SCM shall deliver to Mingxin such equipment, spare parts and spare mould as are substantially similar to the Undelivered Assets within 45 days of the Transfer Date in relation to the Undelivered Assets or such other date as Mingxin and SCM may mutually agree.

5.4	For the avoidance of doubt, SCM shall be entitled to utilise the Assets for their own benefit and at their own risk up to and until the date on which the affected Assets are to be transferred to Mingxin under the Transfer Plan.
6.	RESPONSIBILITIES AND OBLIGATIONS

6.1	SCM shall at its own cost and expense:
(i)	keep the Assets in reasonably good working condition, free from fire and moisture before the commencement of their Transfer;

(ii)	exercise reasonable care in the De-installation of the Assets;

(iii)	in respect of each Transfer, ensure that the affected Assets are clean and complete for crating;

(iv)	at all times co-operate fully with Mingxin to improve, perfect, execute and implement the Transfer Plan and to facilitate and expedite the Transfers;

(v)	render reasonable assistance to Mingxin in the crating, transport, reassembling, installing the affected Assets and with the assistance of Mingxin take all necessary steps to complete the Commissioning of the affected Assets in accordance with the Completion Criteria;

(vi)	ensure that the equipment capacity of the affected Assets shall immediately upon their Commissioning at Mingxin’s site in Ningbo, the PRC be as follows:

TO220	2.1M/W
TO263	2.3M/W
TO251/252	6.2M/W
TO247	0.4M/W
Provided that:

(a)	Mingxin has at all times maintained the affected Assets in good and safe repair and condition;

(b)	no event has occurred between the De-installation and the Commissioning of the affected Assets (whether due to an act or omission of Mingxin, its employees, agents or licensees or otherwise), that may directly or indirectly affect the equipment capacity of the affected Assets; and

(c)	the affected Assets remain at all times in the same condition as the time of their De-installation;
(vii)	reimburse Mingxin for all reasonable costs and expenses in relation to the crating, insuring and transporting the affected Assets from SCM’s site to the Ningbo Port up to an aggregate amount of US$750,000 upon the receipt of the relevant Purchase Consideration for the affected Assets in full;

(viii)	for the period of six (6) months commencing from the date of this Agreement, provide the Training to designated personnel of Mingxin, subject to the following:
(a)	the cost of the Training provided to designated personnel of Mingxin by SCM at SCM factory (including without limitation transportation, lodging and food) shall be borne by Mingxin;

(b)	the Training shall be limited to 900 man-hours (equivalent to 30 trainees for up to one (1) month); and

(c)	at the request of Mingxin, SCM may at its sole and absolute discretion provide additional Training to designated personnel of Mingxin exceeding the Training referred to in paragraph (b) above at Mingxin’s site in Ningbo, the PRC, at Mingxin’s sole cost and expense (including without limitation standard transport and per diem charges of SCM for its trainers).
(ix)	for the period of two (2) years commencing from the date of this Agreement, provide assistance to Mingxin by sending its technical personnel to Mingxin’s site to set up the affected Assets and/or provide Quality Management, subject to the following:
(a)	the total time spent for such assistance shall no exceed 60 man-days and all costs and expenses arising thereof shall be borne by SCM;

(b)	Mingxin shall have an option to extend the term of such assistance for an additional 60 man-days on such terms to be mutually agreed between Mingxin and SCM; and

(c)	at the request of Mingxin, SCM may at its sole and absolute discretion agree to provide additional assistance to Mingxin in relation to such assistance in addition to the assistance referred to in paragraphs (a) and (b) above, at Mingxin’s sole cost and expense (including without limitation standard transport and per diem charges of SCM);
(x)	co-operate fully with Mingxin on implementing the Transfer Plan; and

(xi)	subject to confidentiality agreements or arrangements or such other obligations of SCM, SCM shall provide to Mingxin details of the Processes.
6.2	Mingxin shall at its own cost and expense:
(i)	take all necessary steps to ensure that the Mingxin’s factory is completely in a state and condition and configured to receive and to install the Assets;

(ii)	take all necessary steps to ensure that Mingxin has sufficient trained and competent human resources to participate in each and every phase of the Transfer and the Commissioning of the Assets;

(iii)	at all times co-operate fully with and render all necessary assistance to SCM to improve, perfect, execute and implement the Transfer Plan and to facilitate and expedite the Transfers and the Commissioning of the Assets;

(iv)	promptly take all necessary steps to package, crate and transport the affected Assets, as well as take out insurance coverage on the affected Assets and upon the arrival of the affected Assets at Mingxin’s site, to uncrate, move, hook-up and install, set up of the Assets and do all such other acts to prepare the affected Assets for Commissioning;

(v)	at all times co-operate fully with SCM and SCBL to facilitate the provision of the Services;

(vi)	promptly accept and confirm the Accepted Orders and issue invoices to Transfer Customers for such orders, with copies extended to SCM and SCBL;

(vii)	prepare and furnish to SCM and SCBL within 15 Business Days of the end of each month, a monthly report setting out sufficient details of the aggregate Transferred Revenues for that month, in form and substance satisfactory to SCM and SCBL; and

(viii)	use commercially reasonable efforts to provide each of SCM and SCBL and their respective officers, employees, representatives and agents (collectively, the “Representatives”) access to all its financial and operating data, books and records as SCM, SCBL and/or the Representatives may from time to time require, in connection with the verification of the monthly reports referred to in sub-paragraph (vii) above.

6.3	Each of the Parties shall within ninety (90) days from the date of execution of this Agreement obtain all local and national government regulatory approvals, licenses and permits that are required for it to consummate the transactions contemplated under this Agreement, including without limitation, in the case of Daheng, the approval of and registration at the State Administration of Foreign Exchange of the PRC for the issuance and maintenance of the guarantee and indemnity under the terms of this Agreement.
7.	WARRANTIES

7.1	Each Party hereby represents and warrants to and undertakes with the other Parties that:
(i)	it has full power and capacity to enter into and perform this Agreement, and this Agreement when executed will constitute valid and binding obligations, enforceable in accordance with its terms; and

(ii)	the execution and delivery of, and the performance by it of its obligations under, this Agreement will not:
(a)	result in a breach of any provision of its memorandum or articles of association or constitutional documents or any agreement to which it is a party; or

(b)	result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.
7.2	SCM hereby warrants to Mingxin that:
(i)	SCM has been duly incorporated and is validly existing under the laws of Malaysia;

(ii)	SCM is the legal and beneficial owner of the Assets; and

(iii)	the Assets are or will at the time of the relevant Transfer or delivery pursuant to Clause 5.4 (as the case may be) be free from any and all Encumbrances.
7.3	Each of Daheng and Mingxin agrees and acknowledges that the Assets are to be sold and purchased on an “as is, where is” basis and that SCM has not given any warranties, representations, covenants or undertakings in respect of the Assets, including without limitation any relating to description performance, merchantability, fitness for any use or purpose, value, condition, performance, maintenance, specification or design, of the whole or any part of the Assets save for the warranties expressly set out in this Agreement.

8.	PERFORMANCE OF SERVICES

Mingxin hereby agrees that SCBL shall be entitled in its discretion to provide the Services through one or more of its Related Corporations and such performance shall constitute full discharge by SCBL of such obligations Provided always that SCM shall remain liable to Mingxin for the performance of any obligations of SCM under this Agreement.
9.	DAHENG GUARANTEE

9.1	In consideration of SCM agreeing, at the request of Daheng and Mingxin, to enter into this Agreement, Daheng hereby guarantees and undertakes to SCM the due and punctual payment of the Purchase Consideration, the Fee and such other payment contemplated hereunder when due and payable under this Agreement (the “Daheng Guarantee”) and accordingly, in the event that Mingxin is unable to perform any of its payment obligations to pay within seven (7) days after the due date in relation to such payment obligation, Daheng shall forthwith perform such obligation to pay.

9.2	The Daheng Guarantee is a continuing guarantee and shall remain in full force and effect until all obligations of Mingxin expressed or contemplated herein shall have been performed in full or discharged and are in addition to and not in substitution for any other rights which SCM may have under or by virtue of this Agreement. Daheng shall not be exonerated or discharged from liability under the Daheng Guarantee by time being given to Mingxin by SCM or by any other indulgence or concession to any person granted by SCM and time given to Mingxin by SCM or any other indulgence or concession granted by SCM to any person shall not be construed as a waiver of any of the rights of SCM under this Agreement.
10.	INDEMNITY

10.1	Each of Daheng and Mingxin hereby jointly and severally irrevocably and unconditionally undertakes to fully and effectively indemnify SCM, on demand from and against any expense (including, without limitation, legal fees on an indemnity basis), loss, damage, claim or liability whatsoever in connection with or arising from any non-payment of the letters of credit referred to Clause 4.3 above or any of them for any reason whatsoever save where SCM is in breach of its obligations to Transfer the affected Assets.

10.2	SCM hereby irrevocably and unconditionally undertakes to fully and effectively indemnify Mingxin, on demand from and against any expense (including, without limitation, legal fees on an indemnity basis), loss, damage, claim or liability whatsoever in connection with or arising from the failure of SCM to make the affected Assets available for inspection on the Transfer Date and, where applicable, deliver replacement equipment, spare parts and spare moulds pursuant to Clause 5.3.

11.	INDEPENDENT CONTRACTOR

11.1	In performing the Services, SCBL shall act as an independent contractor and not the agent of Mingxin, and neither SCBL nor any of its directors, employees or agents shall have any authority to negotiate or enter into contracts on behalf of or otherwise to bind Mingxin (except where authorised expressly in writing by Mingxin).

11.2	Nothing in this Agreement shall be deemed to constitute a partnership between the Parties nor constitute SCM and/or SCBL the agent of Mingxin or otherwise entitle SCM and/or SCBL to have authority to bind Mingxin for any purpose.
12.	NON-SOLICITATION

12.1	SCM covenants with and undertakes to Mingxin that it shall not, and shall procure that none of its subsidiaries shall, without the prior written consent of Mingxin, at any time induce or attempt to induce any person who is at the time of this Agreement or who later becomes an employee of Mingxin or any of its Related Corporations in their businesses to terminate his or her employment with Mingxin or its Related Corporations (as the case may be).

12.2	Each of Daheng and Mingxin jointly and severally covenants with and undertakes to SCM that it shall not, and shall procure that none of the subsidiaries of Daheng and Mingxin shall, without the prior written consent of SCM, at any time induce or attempt to induce any person who is at the time of this Agreement or who later becomes an employee of SCM or any of its Related Corporations in their businesses to terminate his or her employment with SCM or its Related Corporations (as the case may be).
13.	TERMINATION OF SERVICES

13.1	Each of SCM and SCBL may at any time at its sole and absolute discretion unilaterally terminate the Services.

13.2	The termination of the Services shall not affect the accrued rights, obligations and liabilities of the respective Parties in respect of or arising out of or in connection with the Services under this Agreement as at the date of termination and in particular but without limitation the right by any Party to recover losses, damages, costs and expenses against the other Party.

13.3	In the event of termination or cessation of the Services for any reason whatsoever Mingxin shall pay to SCBL within thirty (30) days of such termination all accrued Fees, whether or not due and payable, to SCBL. For the avoidance of doubt, Mingxin shall not be liable to pay further Fees that may accrue after the termination of the Services.

14.	ANNOUNCEMENTS

Save as may be required to be disclosed pursuant to any applicable laws or to any requirement of any competent governmental or statutory authority or rules or regulations of any relevant regulatory, administrative or supervisory body (including, without limitation, any relevant stock exchange or securities council), none of the Parties shall make or authorise the making of any announcement concerning the subject matter of this Agreement unless the other Parties shall have given their written consent to such announcement (such consent not to be unreasonably withheld).
15.	CONFIDENTIALITY

15.1	The Parties shall (and shall procure that its agents and where applicable its officers and employees shall) at all times use all reasonable endeavours to keep confidential any Confidential Information which it may acquire in relation to any other Party and/or its Related Corporations, including but not limited to SCBL, or in relation to the clients, business or affairs of any other Party and/or its Related Corporations, including but not limited to SCBL, and shall not use or disclose such information to any other person except with the consent of that other party or in accordance with the order of a court of competent jurisdiction or of any governmental or regulatory authority (whether in Malaysia, Singapore, the PRC or elsewhere).

15.2	Notwithstanding Clause 15.1, the confidentiality obligation shall not apply to:
(i)	any information obtained from any Party which becomes generally known to the public, other than by reason of any wilful or negligent act or omission of any party hereto or any of their agents, advisers, directors, officers, employees or representatives;

(ii)	any information which is required to be disclosed pursuant to any applicable laws or to any competent governmental or statutory authority or pursuant to rules or regulations of any relevant regulatory, administrative or supervisory body (including, without limitation, any relevant stock exchange or securities council);

(iii)	any information disclosed by any of the Parties to their respective bankers, financial advisers, consultants and legal or other advisers for the purpose of this Agreement;

(iv)	any information disclosed by a Party to the directors, officers, employees, agents, advisors or investors of that Party and/or subsidiaries of that Party; and

(v)	any information which is Transfer Customer Confidential Information which is subject to confidentiality undertakings entered into between Mingxin and each such Transfer Customer.

15.3	Without prejudice to the generality of the foregoing, Mingxin shall save where the Transfer Customer agrees otherwise:
(i)	use Transfer Customer Confidential Information strictly for Mingxin’s businesses and operations in assembly and testing services; and

(ii)	set up “firewalls” and implement other measures and processes to ensure that no Transfer Customer Confidential Information will be leaked outside of Mingxin and such measures shall include, without limitation, ensuring that the Transfer Customer Confidential Information may only be disclosed to such of the directors, officers or employees of Mingxin who are directly concerned with the business and operation of Mingxin and whose knowledge of such information is required for such purpose and who (prior to such disclosure) are bound by a confidentiality undertaking to the same extent as the undertaking contained in this Clause 15.3.
15.4	Mingxin further acknowledges that SCM and its Related Corporations, including but not limited to SCBL, shall be entitled to equitable relief, including injunction, in the event of any breach or threatened breach of the provisions of the undertaking contained in this Clause 15.

15.5	Mingxin shall hold harmless and indemnify SCM, and its Related Corporations, including but not limited to SCBL, its directors, officers, employees and representatives for any costs, claims, demands losses or liabilities of whatsoever nature arising directly or indirectly out of a breach of Clause 15.

15.6	While the restrictions contained in Clause 15 are considered by the Parties to be reasonable in all circumstances, it is recognised that such restrictions may fail for technical reasons unforeseen and accordingly, it is hereby agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of SCM and/or its Related Corporations, including but not limited to SCBL, but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were reduced or the range of activities or areas dealt with thereby were reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

15.7	Daheng and Mingxin acknowledge that no right or license is granted by SCM and/or its Related Corporations, including but not limited to SCBL, in relation to any Transfer Customer Confidential Information.

15.8	The obligations contained in this Clause shall endure, notwithstanding the termination of this Agreement, without limit in point of time except and until any confidential information enters the public domain as set out above.

16.	GENERAL

16.1	Each of Mingxin and Daheng agrees that SCM may assign all or part of its rights or transfer all or part of its obligations under this Agreement to any party or to any of its lenders as collateral assignment upon the receipt of the prior written consents of Mingxin and Daheng (such consents not to be unreasonably withheld). Any such assignee or transferee shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it. Any reference in this Agreement to SCM shall be construed accordingly.

16.2	SCM agrees that each of Mingxin and Daheng may assign all or part of its rights or transfer all or part of its obligations under this Agreement to any party or to any of its lenders as collateral assignment shall upon the receipt of the prior written consent from SCM (such consent not to be unreasonably withheld). Any such assignee or transferee shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it. Any reference in this Agreement to Mingxin and/or Daheng shall be construed accordingly.

16.3	The provisions of this Agreement (insofar as the same shall not have been fully performed at each Transfer) shall remain in full force and effect notwithstanding each Transfer. The Transfers shall not prejudice any rights of any of the Parties which may have accrued hereunder prior to each Transfer or payment of the Purchase Consideration or by any other event or matter whatsoever, except by a specific and duly authorised written waiver or release by the other Party. Completion of the Transfer of the Assets or provision of the Services shall not prejudice any rights of either Party which may have accrued hereunder prior to such completion.

16.4	The Parties shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

16.5	This Agreement, and the documents referred to in it, constitute the entire agreement and understanding between the Parties relating to the subject matter of this Agreement and none of the Parties has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other Party which is not set out or referred to in this Agreement. The Parties agree that no variations or modifications shall be made to this Agreement unless agreed to by the Parties in writing. Nothing in this Clause 16.5 shall however operate to limit or exclude liability for fraud.

16.6	Save as expressly provided herein, any right of termination conferred upon a Party shall be in addition to and without prejudice to all other rights and remedies available to it and no exercise or failure to exercise such a right of termination shall constitute a waiver of any such other right or remedy.

16.7	As all Parties have participated in the drafting of this Agreement, the Parties agree that any applicable rule requiring the construction of this Agreement or any provision hereof against any Party drafting this Agreement shall not apply.

17.	STAMP DUTY

All stamp duty payable (if any) on this Agreement or any other document executed or to be executed pursuant to this Agreement shall be borne equally by the Parties.
18.	COSTS AND EXPENSES

Save as otherwise provided in this Agreement, each Party shall bear its own legal, professional and other costs and expenses incurred by it in connection with the negotiation, preparation, completion or implementation of this Agreement provided that all bank or other charges arising from or in connection with the payments payable under this Agreement shall be borne by the Party liable to make such payments.
19.	ILLEGALITY

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.
20.	NOTICES

20.1	Each and every communication under this Agreement shall be made by facsimile or otherwise in writing. Each communication or document to be delivered by either Party shall be sent to that Party at the facsimile number or address and marked for the attention of the person (if any), from time to time designated by that Party for the purpose of this Agreement. The initial addresses and facsimile numbers of the Parties are:

SCM	:	C/o STATS ChipPAC Ltd.

Facsimile Numbers	:	+65 6720 7832 and +65 6720 7829

Address	:	10 Ang Mo Kio Street 65 Techpoint #05-17/20 Singapore 569059

Attention	:	Mr. Choong, Chan Yong, Vice President, Corporate Strategy

With a copy to	:	Ms. Taylor, Janet, General Counsel

Mingxin	:	Ningbo Mingxin Microelectronics Co. Ltd

Facsimile Number	:	+86 574 8790 5123

Address	:	168 Canghai Road, Ningbo Hi-Tech Park, Ningbo 315040, PRC

Attention	:	Mr. Zhang Shan Guo

Daheng	:	Daheng New Epoch Technology, Inc.

Facsimile Number	:	+86 10 82828605

Address	:	15/F, North Section, Daheng Scitech Mansion, No. 3 Suzhou Street, Haidian District, Beijing, PRC, 100080

Attention	:	Mr. Zhang Jia Lin
20.2	A demand, notice or other communication made or given one Party to another Party in accordance with this Clause shall be effected and deemed to be duly served:
(a)	if it is delivered by hand, when left at the address required by this Clause;

(b)	if it sent by prepaid post (air-mail, if international), two (2) Business Days after it is posted;

(c)	if it is sent by facsimile transmission, on the day of despatch.
In proving such service it shall be sufficient to prove that delivery by hand was made or that the envelope containing such notice or document was properly addressed and posted as a prepaid ordinary mail letter or that the facsimile confirmation note indicates the transmission was successful.
21.	REMEDIES AND WAIVERS

No failure on the part of any Party to exercise, and no delay on its part in exercising any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
22.	TIME OF ESSENCE

Any date, time or period mentioned in any provision of this Agreement may be extended by mutual agreement among the Parties but as regards any time, date or period originally fixed and not extended or any time, date or period so extended as aforesaid time shall be of the essence.

23.	FORCE MAJEURE

Save as is otherwise specifically provided in this Agreement, the Parties shall not be liable for failures or delays in performing their obligations hereunder arising from any cause beyond their control, including but not limited to acts of God, acts of civil or military authority, fires, strikes, lockouts or labour disputes, epidemics, governmental restrictions, wars, riots, earthquakes, storms, typhoons, floods and breakdowns in electronic and computer information and communications systems and in the event of any such delay the time for any Party’s performance shall be extended for a period equal to the time lost by reason of the delay which shall be remedied with all due despatch in the circumstances. Any Party who becomes aware of any event arising under this Clause shall notify the other Parties in writing promptly.
24.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart and each counterpart may be signed and executed by the Parties and transmitted by facsimile transmission and shall be as valid and effectual as if executed as an original.
25.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

Save for SCBL, a person who is not party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.
26.	GOVERNING LANGUAGE

26.1	This Agreement is drawn up in the English language except that some of the schedules are in whole or in part drawn up in both English and Chinese languages. If this Agreement is translated into another language, the English language text prevails.

26.2	If any notice, demand, request, statement, instrument, certificate or other communications given, delivered or made by a party to any other party under or in connection with this Agreement is not in English, it shall be accompanied by an English translation made by a translator, and certified by such translator to be accurate.

26.3	The receiving Party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to Clause 26.2.

27.	GOVERNING LAW AND ARBITRATION

27.1	This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

27.2	In case any dispute or difference shall arise among the Parties as to the construction of this Agreement or as to any matter of whatsoever nature arising thereunder or in connection therewith, including any question regarding its existence, validity or termination, such dispute or difference shall be submitted to a single arbitrator to be appointed by the Chairman for the time being of the SIAC. Such submission shall be a submission to arbitration in accordance with the SIAC Rules by which the Parties agree to be so bound. The place of arbitration shall be Singapore and the arbitration shall be conducted wholly in the English language.

IN WITNESS WHEREOF the Parties have hereunto set their hands.

SCM

SIGNED by		)
Scott Jewler		)
for and on behalf of		)
STATS ChipPAC Malaysia Sdn Bhd		)
in the presence of:		)
/s/ Scott Jewler

			Name:	Scott Jewler
			Title:	Chief Strategy Officer
/s/ Lim Teck How

Name:	Lim Teck How
Title:	Deputy Director

Mingxin

SIGNED by		)
Zhang Shan Guo		)
for and on behalf of		)
Ningbo Mingxin Microelectronics Co.		)
Ltd.		)
in the presence of:
/s/ Zhang Shanguo

			Name:	Zhang Shanguo
			Title:	General Manager
/s/ Qin Si Liang

Name:	Qin Si Liang
Title:	Deputy General Manager

Daheng

SIGNED by		)
Zhang Jia Lin		)
for and on behalf of		)
Daheng New Epoch Technology, Inc.		)
in the presence of:		)
/s/ Zhang JiaLin

			Name:	Zhang JiaLin
			Title:	Chairman of Board
/s/ Yan Hangshen

Name:	Yan Hangshen
Title:	Board of Directors Secretary

APPENDIX 1
ASSETS

1	2	3		4	5	6	7	8
							Manufacturing
item	equipment	HS code	Description	qty	model	country	date	maker
1	Wafer Mount 1	10003262	Wafer Mount 1	1	MSA840	Japan	1996	Nitto
2	Wafer Mount 2	10002612	Wafer Mount 2	1	M265	Japan	1995	Nitto
3	Wafer Mount 3	10007720	Wafer Mount 3	1	908A	Singapore	1997	Eurotech
4	Wafer Mount 4	10007735	Wafer Mount 4	1	908A	Singapore	1997	Eurotech
5	Wafer Mount 5	10008343	Wafer Mount 5	1	908i	Singapore	2002	Eurotech

6	Die Saw 1	10003504	Die Saw 1	1	AWD5000A	Japan	1995	TSK
7	Die Saw 2	10003264	Die Saw 2	1	AWD5000A	Japan	1995	TSK
8	Die Saw 3	10003265	Die Saw 3	1	AWD5000A	Japan	1997	TSK
9	Die Saw 4	10003266	Die Saw 4	1	AWD5000A	Japan	1997	TSK
10	Die Saw 5	10007759	Die Saw 5	1	AWD5000A	Japan	1998	TSK
11	Die Saw 6	10003547	Die Saw 6	1	AWD5000A	Japan	1995	TSK
12	Die Saw 7	10002625	Die Saw 7	1	KS ’7500	Japan	1997	TSK
13	Die Saw 8	10003267	Die Saw 8	1	KS ’7500	Japan	1997	TSK
14	Die Saw 9	10007813	Die Saw 9	1	AWD — 200T	Japan	2000	TSK

15	CO2 Bubbler 1	10007983	CO2 Bubbler 1	1	eFlow 1000	Japan	2001	Dianipon Ink& Chemicals
16	CO2 Bubbler 2	10007984	CO2 Bubbler 2	1	eFlow 1000	Japan	2001	Dianipon Ink& Chemicals
17	CO2 Bubbler 3	10008124	CO2 Bubbler 3	1	eFlow 1000	Japan	2002	Dianipon Ink& Chemicals
18	CO2 Bubbler 4	10009375	CO2 Bubbler 4	1	eFlow 2000	Japan	2004	Dianipon Ink& Chemicals

19	Die Attach 1	10008089	Die Attach 1	1	2007	Switzerland	2001	ESEC
20	Die Attach 2	10008132	Die Attach 2	1	2007	Switzerland	2001	ESEC
21	Die Attach 3	10008126	Die Attach 3	1	2007	Switzerland	2001	ESEC
22	Die Attach 4	10003546	Die Attach 4	1	CPS400	Japan	1997	NEC
23	Die Attach 5	10003550	Die Attach 5	1	CPS400	Japan	1994	NEC
24	Die Attach 6	10003575	Die Attach 6	1	CPS400	Japan	1997	NEC
25	Die Attach 7	10003559	Die Attach 7	1	CPS400	Japan	1995	NEC
26	Die Attach 8	10003574	Die Attach 8	1	CPS400	Japan	1997	NEC
27	Die Attach 9	10003560	Die Attach 9	1	CPS400	Japan	1995	NEC
28	Die Attach 10	10003561	Die Attach 10	1	CPS400	Japan	1995	NEC
29	Die Attach 11	10003562	Die Attach 11	1	CPS400	Japan	1995	NEC
30	Die Attach 12	10003542	Die Attach 12	1	CPS400	Japan	1994	NEC
31	Die Attach 13	10003552	Die Attach 13	1	CPS400	Japan	1994	NEC
32	Die Attach 14	10003553	Die Attach 14	1	CPS400	Japan	1994	NEC
33	Die Attach 15	10003447	Die Attach 15	1	CPS400	Japan	1993	NEC
34	Die Attach 16	10003287	Die Attach 16	1	CPS400	Japan	1992	NEC
35	Die Attach 17	10003288	Die Attach 17	1	CPS400	Japan	1992	NEC
36	Die Attach 18	10003559	Die Attach 18	1	CPS400	Japan	1995	NEC
37	Die Attach 19	10003286	Die Attach 19	1	CPS400	Japan	1992	NEC
38	Die Attach 20	10003276	Die Attach 20	1	CPS400	Japan	1992	NEC
39	Die Attach 21	10003277	Die Attach 21	1	CPS400	Japan	1992	NEC
40	Die Attach 22	10003278	Die Attach 22	1	CPS400	Japan	1992	NEC
41	Die Attach 23	10003548	Die Attach 23	1	CPS400	Japan	1994	NEC
42	Die Attach 24	10007767	Die Attach 24	1	CPS8400	Japan	1997	NEC
43	Die Attach 25	10007793	Die Attach 25	1	CPS8400	Japan	1998	NEC
44	Die Attach 26	10007809	Die Attach 26	1	CPS8400	Japan	1999	NEC
45	Die Attach 27	10007810	Die Attach 27	1	CPS8400	Japan	1999	NEC
46	Die Attach 28	10007794	Die Attach 28	1	CPS8400	Japan	1997	NEC
47	Die Attach 29	10003556	Die Attach 29	1	CPS8400	Japan	1995	NEC
48	Die Attach 30	10007795	Die Attach 30	1	CPS8400	Japan	1997	NEC
49	Die Attach 31	10003572	Die Attach 31	1	CPS8400	Japan	1997	NEC
50	Die Attach 32	10003569	Die Attach 32	1	CPS8400	Japan	1997	NEC
51	Die Attach 33	10003573	Die Attach 33	1	CPS8400	Japan	1997	NEC
52	Die Attach 34	10003568	Die Attach 34	1	CPS8400	Japan	1997	NEC
53	Die Attach 35	10007792	Die Attach 35	1	CPS8400	Japan	1994	NEC
54	Die Attach 36	10007779	Die Attach 36	1	CPS8400	Japan	1997	NEC

1	2	3		4	5	6	7	8
							Manufacturing
item	equipment	HS code	Description	qty	model	country	date	maker
55	Die Attach 37	10003584	Die Attach 37	1	CPS8400	Japan	1997	NEC
56	Die Attach 38	10007811	Die Attach 38	1	CPS8400	Japan	1997	NEC
57	Die Attach 39	10003585	Die Attach 39	1	CPS8400	Japan	1997	NEC
58	Die Attach 40	10007738	Die Attach 40	1	CPS8400	Japan	1997	NEC
59	Die Attach 41	10003571	Die Attach 41	1	CPS8400	Japan	1997	NEC
60	Die Attach 42	10009565	Die Attach 42	1	CPS4000	Japan	2004	NEC
61	Die Attach 43	10008101	Die Attach 43	1	CPS4000	Japan	2000	NEC
62	Die Attach 44	10008281	Die Attach 44	1	CPS4000	Japan	2002	NEC
63	Die Attach 45	10008542	Die Attach 45	1	CPS4000	Japan	2003	NEC
64	Die Attach 46	10003272	Die Attach 46	1	CPS4000	Japan	1996	NEC

65	Wire Bond 1	10003554	Wire Bond 1	1	M360C-HD	USA	1994	Orthodyne
66	Wire Bond 2	10003566	Wire Bond 2	1	M360C-HD	USA	1997	Orthodyne
67	Wire Bond 3	10003577	Wire Bond 3	1	M360C-HD	USA	1997	Orthodyne
68	Wire Bond 4	10003582	Wire Bond 4	1	M360C-HD	USA	1997	Orthodyne
69	Wire Bond 5	10007775	Wire Bond 5	1	M360C-HD	USA	1999	Orthodyne
70	Wire Bond 6	10007772	Wire Bond 6	1	M360C-HD	USA	2000	Orthodyne
71	Wire Bond 7	10007806	Wire Bond 7	1	M360C-HD	USA	2001	Orthodyne
72	Wire Bond 8	10008076	Wire Bond 8	1	M360C-HD	USA	2000	Orthodyne
73	Wire Bond 9	10008082	Wire Bond 9	1	M360C-HD	USA	2001	Orthodyne
74	Wire Bond 10	10008081	Wire Bond 10	1	M360C-HD	USA	2001	Orthodyne
75	Wire Bond 11	10008080	Wire Bond 11	1	M360C-HD	USA	2001	Orthodyne
76	Wire Bond 12	10008125	Wire Bond 12	1	M360C-HD	USA	1995	Orthodyne
77	Wire Bond 13	10008071	Wire Bond 13	1	M360C-HD	USA	1995	Orthodyne
78	Wire Bond 14	10008070	Wire Bond 14	1	M360C-HD	USA	1997	Orthodyne
79	Wire Bond 15	10003578	Wire Bond 15	1	M360C-HD	USA	1997	Orthodyne
80	Wire Bond 16	10003580	Wire Bond 16	1	M360C-HD	USA	1997	Orthodyne
81	Wire Bond 17	10007766	Wire Bond 17	1	M360C-HD	USA	1997	Orthodyne
82	Wire Bond 18	10007747	Wire Bond 18	1	M360C-HD	USA	1997	Orthodyne
83	Wire Bond 19	10007748	Wire Bond 19	1	M360C-HD	USA	1999	Orthodyne
84	Wire Bond 20	10007746	Wire Bond 20	1	M360C-HD	USA	1999	Orthodyne
85	Wire Bond 21	10003579	Wire Bond 21	1	M360C-HD	USA	1999	Orthodyne
86	Wire Bond 22	10007768	Wire Bond 22	1	M360C-HD	USA	2001	Orthodyne
87	Wire Bond 23	10007742	Wire Bond 23	1	M360C-HD	USA	1997	Orthodyne
88	Wire Bond 24	10007787	Wire Bond 24	1	M360C-HD	USA	1997	Orthodyne
89	Wire Bond 25	10007707	Wire Bond 25	1	M360C-HD	USA	1997	Orthodyne
90	Wire Bond 26	10007805	Wire Bond 26	1	M360C-HD	USA	1997	Orthodyne
91	Wire Bond 27	10003557	Wire Bond 27	1	M360C-HD	USA	1997	Orthodyne
92	Wire Bond 28	10003519	Wire Bond 28	1	M360C-HD	USA	1996	Orthodyne
93	Wire Bond 29	10003576	Wire Bond 29	1	M360C-HD	USA	1997	Orthodyne
94	Wire Bond 30	10008085	Wire Bond 30	1	M360CH	USA	2001	Orthodyne
95	Wire Bond 31	10007753	Wire Bond 31	1	M360CH	USA	2000	Orthodyne
96	Wire Bond 32	10003581	Wire Bond 32	1	M360CH	USA	1997	Orthodyne
97	Wire Bond 33	10008052	Wire Bond 33	1	M360CH	USA	2000	Orthodyne
98	Wire Bond 34	10008127	Wire Bond 34	1	M360CH	USA	2001	Orthodyne
99	Wire Bond 35	10008127	Wire Bond 35	1	M360CH	USA	2001	Orthodyne
100	Wire Bond 36	10010042	Wire Bond 36	1	M360CH	USA	2002	Orthodyne
101	Wire Bond 37	10003567	Wire Bond 37	1	M360CH	USA	1995	Orthodyne
102	Wire Bond 38	10003564	Wire Bond 38	1	M360CH	USA	1995	Orthodyne
103	Wire Bond 39	10003581	Wire Bond 39	1	M360CH	USA	1997	Orthodyne
104	Wire Bond 40	10008056	Wire Bond 40	1	M360CH	USA	2000	Orthodyne
105	Wire Bond 41	10003551	Wire Bond 41	1	M360CH	USA	1994	Orthodyne
106	Wire Bond 42	10003567	Wire Bond 42	1	M360CH	USA	1995	Orthodyne
107	Wire Bond 43	10003565	Wire Bond 43	1	M360CH	USA	1997	Orthodyne
108	Wire Bond 44	10008077	Wire Bond 44	1	M360CH	USA	2000	Orthodyne
109	Wire Bond 45	10008077	Wire Bond 45	1	M360CH	USA	2000	Orthodyne
110	Wire Bond 46	10003555	Wire Bond 46	1	M360CH	USA	1995	Orthodyne
111	Wire Bond 47	10008069	Wire Bond 47	1	M360CH	USA	2001	Orthodyne
112	Wire Bond 48	10008069	Wire Bond 48	1	M360CH	USA	2001	Orthodyne
113	Wire Bond 49	10003564	Wire Bond 49	1	M360CH	USA	1995	Orthodyne
114	Wire Bond 50	10008083	Wire Bond 50	1	M360CH	USA	2001	Orthodyne

1	2	3		4	5	6	7	8
							Manufacturing
item	equipment	HS code	Description	qty	model	country	date	maker
115	Wire Bond 51	10003558	Wire Bond 51	1	M360CH-3H	USA	2000	Orthodyne
116	Wire Bond 52	10008058	Wire Bond 52	1	M360CH-3H	USA	2000	Orthodyne
117	Wire Bond 53	10007822	Wire Bond 53	1	M360CH-3H	USA	2001	Orthodyne
118	Wire Bond 54	10007823	Wire Bond 54	1	M360CH-3H	USA	2002	Orthodyne
119	Wire Bond 55	10008091	Wire Bond 55	1	M360CH-3H	USA	1995	Orthodyne
120	Wire Bond 56	10008094	Wire Bond 56	1	M360CH-3H	USA	2000	Orthodyne
121	Wire Bond 57	10008090	Wire Bond 57	1	M360-4HD	USA	2001	Orthodyne
122	Wire Bond 58	10008087	Wire Bond 58	1	M360-4HD	USA	2001	Orthodyne
123	Wire Bond 59	10010043	Wire Bond 59	1	M360-4HD	USA	2003	Orthodyne
124	Wire Bond 60	10009149	Wire Bond 60	1	M360-4HD	USA	2003	Orthodyne
125	Wire Bond 61	10009150	Wire Bond 61	1	M360-4HD	USA	2002	Orthodyne
126	Wire Bond 62	10009836	Wire Bond 62	1	E7200	USA	2004	Orthodyne
127	Wire Bond 63	10009837	Wire Bond 63	1	E7200	USA	2004	Orthodyne
128	Wire Bond 64	10009838	Wire Bond 64	1	E7200	USA	2004	Orthodyne
129	Wire Bond 65	10009839	Wire Bond 65	1	E7200	USA	2004	Orthodyne
130	Wire Bond 66	10009840	Wire Bond 66	1	E7200	USA	2004	Orthodyne
131	Wire Bond 67	10009841	Wire Bond 67	1	E7200	USA	2004	Orthodyne
132	Wire Bond 68	10009145	Wire Bond 68	1	6600HS	Germany	2003	Delvotec
133	Wire Bond 69	10009141/2	Wire Bond 69	1	6600HD	Germany	2003	Delvotec

1	2	3		4	5	6	7	8
							Manufacturing
item	equipment	HS code	Description	qty	model	country	date	maker
1	Automold	10008102	Automold	1	Omega 60T	Singapore	2001	ASA
2	Automold	10004006	Automold	1	MPS 175	Japan	1994	Towa
3	Automold	10004010	Automold	1	MPS 175	Japan	1997	Towa
4	Mold/Press	10003845	Mold/Press	1	FSTM250-7TAN	Korea	1997	Fusei
5	Mold/Press	10003846	Mold/Press	1	FSTM250-7TAN	Korea	1997	Fusei
6	Mold/Press	10003847	Mold/Press	1	FSTM250-7TAN	Korea	1997	Fusei
7	Mold/Press	10003848	Mold/Press	1	FSTM250-7TAN	Korea	1997	Fusei
8	Mold/Press	10003849	Mold/Press	1	FSTM250-7TAN	Korea	1997	Fusei
9	Mold/Press	10003844	Mold/Press	1	FSTM250-7TAN	Korea	1997	Fusei
10	Mold/Press	10007727	Mold/Press	1	FSTM250-7TAN	Korea	1997	Fusei
11	Mold/Press	10007987	Mold/Press	1	FSTM 250-7TAN-MX2-33	Korea	2000	Fusei
12	Mold/Press	10008043	Mold/Press	1	FSTM 250-7TAN-MX2-32	Korea	2000	Fusei
13	Mold/Press	10004005	Mold/Press	1	KTS 200-5MS	Japan	1996	Kohtaki
14	Mold/Press	10004004	Mold/Press	1	KTS 200-5MS	Japan	1996	Kohtaki
15	Mold/Press	10004003	Mold/Press	1	KTS 200-5MS	Japan	1996	Kohtaki
16	Mold/Press	10003920	Mold/Press	1	KTS 250-51W	Japan	1993	Kohtaki
17	Mold/Press	10003610	Mold/Press	1	KTS 200-5MS	Japan	1996	Kohtaki
18	Mold/Press	10007619	Mold/Press	1	KTS 200-5MS	Japan	1997	Kohtaki
19	Mold/Press	10007706	Mold/Press	1	KTS 250-5R	Japan	1998	Kohtaki
20	Mold/Press	10007736	Mold/Press	1	KTS 250-5R	Japan	1998	Kohtaki
21	Mold/Press	10003841	Mold/Press	1	KTS200-6EW	Japan	1985	Kohtaki

22	Preheater 1	10007397	Preheater 1	1	FDP-523M	Japan	1996	FUJI ELECTRONIC INDUSTRIAL CO. LTD
23	Preheater 2	10003989	Preheater 2	1	FDP-523M	Japan	1997	FUJI ELECTRONIC INDUSTRIAL CO. LTD
24	Preheater 3	10003988	Preheater 3	1	FDP-523M	Japan	1997	FUJI ELECTRONIC INDUSTRIAL CO. LTD
25	Preheater 4	10003987	Preheater 4	1	FDP-523M	Japan	1997	FUJI ELECTRONIC INDUSTRIAL CO. LTD
26	Preheater 5	MAL902410	Preheater 5	1	FDP-523M	Japan	1996	FUJI ELECTRONIC INDUSTRIAL CO. LTD
27	Preheater 6	MAL901464	Preheater 6	1	FDP-523M	Japan	1996	FUJI ELECTRONIC INDUSTRIAL CO. LTD
28	Preheater 7	10003973	Preheater 7	1	FDP-523M	Japan	1996	FUJI ELECTRONIC INDUSTRIAL CO. LTD
29	Preheater 8	10003971	Preheater 8	1	FDP-523M	Japan	1996	FUJI ELECTRONIC INDUSTRIAL CO. LTD
30	Preheater 9	10003992	Preheater 9	1	FDP-523M	Japan	1996	FUJI ELECTRONIC INDUSTRIAL CO. LTD
31	Preheater 10	10007396	Preheater 10	1	FDP-523M	Japan	1997	FUJI ELECTRONIC INDUSTRIAL CO. LTD

32	AFL 1	Sn:200033A	AFL 1	1	SRX-610	Singapore	2000	KINERGY PTE. LTD
33	AFL 2	10008010	AFL 2	1	SRX-610	Singapore	2000	KINERGY PTE. LTD
34	AFL 3	10008002	AFL 3	1	SRX-610	Singapore	2000	KINERGY PTE. LTD
35	AFL 4	10007646	AFL 4	1	CCRM94*H-FMO	Japan	1997	Seiei Kohsan/Chichibu Fuji
36	AFL 5	10003608	AFL 5	1	CCRM14*C-FDO	Japan	1996	Seiei Kohsan/Chichibu Fuji
37	AFL 6	10007658	AFL 6	1	CCRM94*H-FMO	Japan	1996	Seiei Kohsan/Chichibu Fuji
38	AFL 7	10004001	AFL 7	1	CCRM14*-FM2	Japan	1996	Seiei Kohsan/Chichibu Fuji
39	AFL 8	10008009	AFL 8	1	SRX-610	Japan	2002	KINERGY PTE. LTD
40	AFL 9	10007676	AFL 9	1	CCRM94*H-FMO	Japan	1999	Seiei Kohsan/Chichibu Fuji
41	AFL 10	10007675	AFL 10	1	CCRM94*H-FMO	Japan	1999	Seiei Kohsan/Chichibu Fuji

42	Post Mold Cure 1	10003628	Post Mold Cure 1	1	43542ASP	USA	1975	Amico
43	Post Mold Cure 2	10003789	Post Mold Cure 2	1	43542ASP	USA	1975	Amico
44	Post Mold Cure 3	10003632	Post Mold Cure 3	1	43542ASP	USA	1975	Amico
45	Post Mold Cure 4	0803278	Post Mold Cure 4	1	43542ASP	USA	1975	Amico
46	Post Mold Cure 6	10004171	Post Mold Cure 5	1	MP1506	USA	1978	Blue-M
47	Post Mold Cure 7	10004172	Post Mold Cure 6	1	MP1506	USA	1978	Blue-M
48	Post Mold Cure 8	10008008	Post Mold Cure 7	1	OC7220	USA	2000	Infratrol
49	Post Mold Cure 9	10007696	Post Mold Cure 8	1	OU7017	USA	1998	Infratrol

50	Deflash 1	G99319CRTE	Deflash 1	1	BT4216P - sn:81177	USA	1982	Finmac
51	Deflash 2	10003688	Deflash 2	1	BT4216P	USA	1988	Finmac
52	Deflash 3	MAL900162	Deflash 3	1	BT4216P	USA	1984	Finmac
53	Deflash 4	10007692	Deflash 4	1	SAB 40/3000	Switzerland	1997	Hunziker
54	Deflash 5	10007693	Deflash 5	1	SAB 40/3000	Switzerland	1997	Hunziker
55	Deflash 6	MAL902243	Deflash 6	1	SAB 40/3000	Switzerland	1997	Hunziker

56	Nickel stripper 1	10008006	Nickel stripper 1	1	—	Singapore	2001	SUN
57	Nickel stripper 2	10007967	Nickel stripper 2	1	—	Singapore	2001	SUN
58	Nickel stripper 3	10007933	Nickel stripper 3	1	—	Singapore	2001	SUN

59	Plating 1	10007817	Plating 1	1	90028	Singapore	1997	SUN

60	Plating 2	MAL902147	Plating 2	1	90028	Singapore	1997	SUN
61	Plating 3	10008075	Plating 3	1	GDR00601	Singapore	2000	SUN
62	Plating 4	10004008	Plating 4	1	GDR00601	Singapore	2001	SUN
63	Plating 5	10008286	Plating 5	1	GDR00601	Singapore	2006	SUN

64	Reflow 1	10008669	Reflow 1	1	180EXL	USA	2002	Heller
65	Reflow 2	10008136	Reflow 2	1	FDS 6450	Germany	2000	SEHO

66	Post Mold Tooling 1	10003998	Post Mold Tooling 1	1	TO247	Malaysia	1996	SCM
67	Post Mold Tooling 2	10003597	Post Mold Tooling 2	1	TO220	Malaysia	1998	SCM
68	Post Mold Tooling 3	10003600	Post Mold Tooling 3	1	TO220	Malaysia	1999	SCM
69	Post Mold Tooling 4	10007986	Post Mold Tooling 4	1	TO220	Malaysia	1999	SCM
70	Post Mold Tooling 5	10007997	Post Mold Tooling 5	1	TO220	Malaysia	2000	SCM
71	Post Mold Tooling 6	10008004	Post Mold Tooling 6	1	TO263	Malaysia	2000	SCM
72	Post Mold Tooling 7	10008149	Post Mold Tooling 7	1	TO263	Malaysia	2001	SCM
73	Post Mold Tooling 8	10008289	Post Mold Tooling 8	1	TO263	Malaysia	2002	SCM
74	Post Mold Tooling 9	10003599	Post Mold Tooling 9	1	TO220A	Malaysia	1997	SCM
75	Post Mold Tooling 10	10003598	Post Mold Tooling 10	1	TO220A	Malaysia	1997	SCM
76	Post Mold Tooling 11	10007541	Post Mold Tooling 11	1	TO251	Malaysia	1996	SCM
77	Post Mold Tooling 12	10003997	Post Mold Tooling 12	1	3680H	Malaysia	1994	TOWAM
78	Post Mold Tooling 13	10003831	Post Mold Tooling 13	1	3678H	Malaysia	1994	TOWAM
79	Post Mold Tooling 14	10003654	Post Mold Tooling 14	1	SAP-T 607	Korea	1993	HANMI
80	Post Mold Tooling 15	MAL901328	Post Mold Tooling 15	1	TFT944409	Holland	1995	FICO
81	Post Mold Tooling 16	10008086	Post Mold Tooling 16	1	SYT-AISP-RO	Korea	2001	SUN YANG
82	Post Mold Tooling 17	10010073	Post Mold Tooling 17	1	SYDNT 1	Korea	2005	SUN YANG

1	2	3		4	5	6	7	8
							Manufacturing
item	equipment	HS code	Description	qty	model	country	date	maker
1	BIM 1	10008103	DPAK BIM 9	1	9835-HT	Japan	2001	Tesec
2	BIM 2	10004606	CO2 TO251	1	8512-PH	Japan	1993	Tesec
3	BIM 3	10004604	D2PAK BIM 1	1	9408-PH	Japan	1993	Tesec
4	BIM 4	10004614	TO247 BIM1	1	9512-PH	Japan	1996	Tesec
5	BIM 5	10007831	D2PAK BIM 2	1	9538-HT	Japan	1997	Tesec
6	BIM 6	10004128	DPAK BIM 1	1	9538-HT	Japan	1994	Tesec
7	BIM 7	10004615	DPAK BIM 2	1	9538-HT	Japan	1995	Tesec
8	BIM 8	10004616	DPAK BIM 3	1	9538-HT	Japan	1996	Tesec
9	BIM 9	10007800	DPAK BIM 3A	1	9538-HT	Japan	1997	Tesec
10	BIM 10	10004617	DPAK BIM 5	1	9538-HT	Japan	1996	Tesec
11	BIM 11	10004617	DPAK BIM 6	1	9538-HT	Japan	1997	Tesec
12	BIM 12	10007504	D2PAK BIM 3	1	9835-HT	Japan	1998	Tesec
13	BIM 13	10008100	DPAK BIM 7	1	9835-HT	Japan	2000	Tesec
14	BIM 14	10008096	TO220 BIM 2	1	9835-HT	Japan	2000	Tesec
15	BIM 15	10007834	TO220 BIM 1	1	9838-HT	Japan	1998	Tesec
16	BIM 16	10008068	D2PAK BIM 3A	1	9835-HT	Japan	2000	Tesec
17	BIM 17	10008139	DPAK BIM 8	1	9835-HT	Japan	2001	Tesec
18	BIM 18	10008708	TO220 BIM 3	1	3503-PH	Japan	2002	Tesec

19	Handler 1	10007595	Aseco 37	1	S130	Japan	1997	Aseco
20	Handler 2	10007624	Aseco 35	1	S130	Japan	1996	Aseco
21	Handler 3	10004179	TO220 Tube to Tube	1	8404-IH	Japan	1989	Tesec

22	Tester 1	10004249	220 BIM 1 TESEC 2	1	881-TT	Japan	1983	Tesec
23	Tester 2	10004282	247 BIM TESEC 3	1	881-TT	Japan	1986	Tesec
24	Tester 3	10004196	CO 2 TESEC 4	1	881-TT	Japan	1983	Tesec
25	Tester 4	10004194	CO 2 TESEC 5	1	881-TT	Japan	1982	Tesec
26	Tester 5	10004275	TESEC 1 REL LAB.	1	881-TT	Japan	1983	Tesec
27	Tester 6	10004201	SOP-8 TESEC 7	1	881-TT	Japan	1982	Tesec
28	Tester 7	10004198	TESEC 6 Hot/cold chamber QA stn	1	881-TT	Japan	1983	Tesec
29	Tester 8	10004012	220 BIM 3 TESEC 9	1	881-TT	Japan	1982	Tesec
30	Tester 9	10004595	220 BIM3 TESEC 11	1	931-TT	Japan	1993	Tesec
31	Tester 10	10004130	TESEC 10 ASECO .	1	931-TT	Japan	1992	Tesec
32	Tester 11	10004608	247 BIM TESEC 12	1	941-TT/S	Japan	1995	Tesec
33	Tester 12	10004611	DPAK BIM 3 & 5 TESEC 13	1	941-TT/P	Japan	1996	Tesec
34	Tester 13	10004416	220 BIM 1 TESEC 14	1	941-TT/S	Japan	1996	Tesec
35	Tester 14	10007711	D2PAK BIM 1 & 2 TESEC 15	1	941-TT/P	Japan	1997	Tesec
36	Tester 15	10004609	DPAK BIM 3A & 6 TESEC 16	1	941-TT/P	Japan	1996	Tesec
37	Tester 16	10007725	DPAK BIM 1 & 2 TESEC 17	1	941-TT/P	Japan	1997	Tesec
38	Tester 17	10007745	D2PAK BIM 3 & 3A TESEC 18	1	941-TT/P	Japan	1998	Tesec
39	Tester 18	10008061	DPAK BIM 7 TMT	1	ASL-1000	USA	2000	TMT
40	Tester 19	10008057	D2PAK BIM 3A	1	9800 SW	Japan	2000	Tesec
41	Tester 20	10010184	247 BIM	1	3430-SW	Japan	2003	Tesec
42	Tester 21	TESEC#19	TESEC 19 220 BIM 2 & DPAK BIM 9	1	941-TT/P	Japan	1999	Tesec
43	Tester 22	TESEC#20	TESEC 20 DPAK BIM 7 & 8.	1	941-TT/P	Japan	1999	Tesec

44	Optional Tester 1	10004574	ITC 10/10A (Dpak Bim#3)	1	ITC-5510G	Japan	1996	ITC
45	Optional Tester 2	10004579	ITC 3/3A (To220 Bim#1)	1	ITC-5510G	Japan	1996	ITC
46	Optional Tester 3	10004576	ITC 9/9A (Dpak Bim#7)	1	ITC-5510G	Japan	1996	ITC
47	Optional Tester 4	MAL901642	ITC 6/6A (Dpak Bim#5)	1	ITC-5510G	Japan	1996	ITC
48	Optional Tester 5	10004577	ITC 4/4A (Dpak Bim#8)	1	ITC-5510G	Japan	1996	ITC
49	Optional Tester 6	10004581	ITC 5/5A (To247 Bim)	1	ITC-5510G	Japan	1997	ITC
50	Optional Tester 7	10004538	ITC 2 (Mobile)	1	ITC-5510G	Japan	1997	ITC
51	Optional Tester 8	10007455	ITC8/8A (Dpak Bim#3A)	1	ITC-5510G	Japan	1996	ITC
52	Optional Tester 9	10007447	ITC 7/7A (D2pak Bim#2)	1	ITC-5510G	Japan	1996	ITC
53	Optional Tester 10	High Current # 12	High Current # 12 (Dpak Bim#3A)	1	8610CU	Japan	2000	Tesec
54	Optional Tester 11	High Current #18	High Current #18 (Co2)	1	8610CU	Japan	2000	Tesec
55	Optional Tester 12	High Current # 15	High Current # 15 (Dpak Bim#5)	1	9213CU	Japan	2000	Tesec
56	Optional Tester 13	High Current # 16	High Current # 16 (To247)	1	8610CU	Japan	2000	Tesec
57	Optional Tester 14	High Current # 22	High Current # 22 (To247-QC)	1	8610CU	Japan	2000	Tesec
58	Optional Tester 15	High Current # 21	High Current # 21 (To220 Bim#3)	1	8610CU	Japan	2000	Tesec
59	Optional Tester 16	10004588	UIS#11 (Dpak Bim#2)	1	9302LV	Japan	1997	Tesec
60	Optional Tester 17	G9MAL901291	UIS#12 (Dpak Bim#1)	1	9302LV	Japan	1993	Tesec
61	Optional Tester 18	10004127	UIS#13 (D2pak Bim#1)	1	9302LV	Japan	1997	Tesec
62	Optional Tester 19	10004610	UIS#18 (Sop8 Bim#1)	1	9302LV	Japan	1997	Tesec
63	Optional Tester 20	10004602	UIS#15 (Mainline mobile)	1	9302LV	Japan	1998	Tesec
64	Optional Tester 21	10004546	UIS#9 (Dpak Bim#6)	1	9302LV	Japan	1995	Tesec
65	Optional Tester 22	10004594	UIS#10 (To220 Bim#2)	1	9302LV	Japan	1995	Tesec
66	Optional Tester 23	10007581	UIS #17 (Dpak Bim#9)	1	9302LV	Japan	1994	Tesec
67	Optional Tester 24	10007635	UIS #20 (D2pak Bim#3)	1	9302LV	Japan	1994	Tesec
68	Optional Tester 25	10007634	UIS #19 (To220 Bim#3)	1	9302LV	Japan	1998	Tesec
69	Optional Tester 26	10007615	UIS #21 (D2pak Bim#3A)	1	9302LV	Japan	1997	Tesec
70	Optional Tester 27	10004596	UIS #14 (Co2 Bim)	1	9302LV	Japan	1994	Tesec
71	Optional Tester 28	10004597	UIS #16 (Aseco 37)	1	9302LV	Japan	2000	Tesec
72	Optional Tester 29	10004135	High Current # 7 (manual )	1	9213CU	Japan	2000	Tesec
73	Optional Tester 30	10007442	High Current #8 (D2pak Bim#2)	1	9213CU	Japan	2000	Tesec
74	Optional Tester 31	10004126	High Current #4 (Dpak Bim#7)	1	9213CU	Japan	2000	Tesec
75	Optional Tester 32	10004524	High Current#1 (Dpak Bim#8)	1	9213CU	Japan	2000	Tesec
76	Optional Tester 33	10007496	High Current#10 (D2pak Bim#3)	1	9213CU	Japan	2000	Tesec
77	Optional Tester 34	10004564	High Current #5 (Mainline)	1	9213CU	Japan	2000	Tesec
78	Optional Tester 35	10004563	High Current #6 (Mainline)	1	9213CU	Japan	2000	Tesec
79	Optional Tester 36	10004133	High Current #14 (Dpak Bim#3)	1	8610CU	Japan	2000	Tesec
80	Optional Tester 37	10004543	High Voltage	1	9318HV	Japan	1993	Tesec
81	Optional Tester 38	10007560	DVBE #22 (Mainline)	1	9424KT	Japan	1995	Tesec
82	Optional Tester 39	10004587	DVBE #15 (Dpak Bim #1)	1	9424KT	Japan	1993	Tesec

1	2	3		4	5	6	7	8
							Manufacturing
item	equipment	HS code	Description	qty	model	country	date	maker
83	Optional Tester 40	10007774	DVBE #23 (Mainline)	1	9424KT	Japan	1993	Tesec
84	Optional Tester 41	10004612	DVBE #20 (Dpak Bim#3)	1	9424KT	Japan	1993	Tesec
85	Optional Tester 42	10004600	DVBE #16 (Dpak Bim#8)	1	9424KT	Japan	1993	Tesec
86	Optional Tester 43	10007713	DVBE #26 (Dpak Bim#6)	1	9424KT	Japan	1993	Tesec
87	Optional Tester 44	10007712	DVBE #27(Mainline)	1	9424KT	Japan	1993	Tesec
88	Optional Tester 45	10004584	DVBE #13 (Mainline)	1	9424KT	Japan	1993	Tesec
89	Optional Tester 46	10004593	DVBE #21 (Dpak Bim#5)	1	9424KT	Japan	1993	Tesec
90	Optional Tester 47	10004598	DVBE #19 (Dpak Bim#2)	1	9424KT	Japan	1995	Tesec
91	Optional Tester 48	10004601	DVBE #18 (D2pak Bim#2)	1	9424KT	Japan	1994	Tesec
92	Optional Tester 49	10004125	DVBE #12 (Mainline)	1	9424KT	Japan	1994	Tesec
93	Optional Tester 50	10007639	DVBE #29 (Mainline)	1	9424KT	Japan	1994	Tesec
94	Optional Tester 51	10007586	DVBE #25 (D2pak Bim#3)	1	9424KT	Japan	1995	Tesec
95	Optional Tester 52	10004599	DVBE #17 (Dpak Bim#9)	1	9424KT	Japan	1997	Tesec
96	Optional Tester 53	10004583	DVBE #11 (Dpak Bim#7)	1	9424KT	Japan	1997	Tesec
97	Optional Tester 54	10005750	DVBE #14 (Mainline)	1	9424KT	Japan	1997	Tesec
98	Optional Tester 55	10007587	DVBE #24 (Mainlne)	1	9424KT	Japan	1997	Tesec
99	Optional Tester 56	10007647	DVBE #28 (Dpak Bim#3A)	1	9424KT	Japan	1996	Tesec
100	Optional Tester 57	10004032	ESR #11 (Dpak Bim#9)	1	4284A	USA	1996	HP
101	Optional Tester 58	10004522	ESR#8 (To220 Bim#2)	1	4284A	USA	1996	HP
102	Optional Tester 59	10004516	ESR #1 (To220 Bim#3)	1	4284A	USA	1996	HP
103	Optional Tester 60	10004515	ESR #2 (D2pak Bim#3)	1	4284A	USA	1996	HP
104	Optional Tester 61	10004547	ESR#12 (To247)	1	4284A	USA	1996	HP
105	Optional Tester 62	10004549	ESR#15 (D2pak Bim#3A)	1	4284A	USA	1997	HP
106	Optional Tester 63	10004555	ESR #24 (D2pak Bim#1)	1	4284A	USA	1997	HP
107	Optional Tester 64	10004551	ESR #17 (D2pak Bim#2)	1	4284A	USA	1998	HP
108	Optional Tester 65	10004557	ESR #23 (To220 Bim#1)	1	4284A	USA	1998	HP
109	Optional Tester 66	10004554	ESR #25 (Sop8)	1	4284A	USA	1981	HP
110	Optional Tester 67	10004553	ESR #27 (Sop8)	1	4284A	USA	1994	HP
111	Optional Tester 68	10004517	ESR #6 (Dpak Bim#1)	1	4284A	USA	1995	HP
112	Optional Tester 69	10004033	ESR #10 (Dpak Bim#2)	1	4284A	USA	1995	HP
113	Optional Tester 70	10004521	ESR #7 (Co2 Bim)	1	4284A	USA	1996	HP
114	Optional Tester 71	10004545	ESR #19 (Dpak Bim#6)	1	4284A	USA	1996	HP
115	Optional Tester 72	10004544	ESR #13 (Dpak Bim#3)	1	4284A	USA	1996	HP
116	Optional Tester 73	10004548	ESR #14 (Dpak Bim#5)	1	4284A	USA	1996	HP
117	Optional Tester 74	10003532	ESR #26 (Dpak Bim#7)	1	4284A	USA	1996	HP
118	Optional Tester 75	10007324	ESR #22 (Dpak Bim#8)	1	4284A	USA	1996	HP
119	Optional Tester 76	10004552	ESR #18 (Dpak Bim#3A)	1	4284A	USA	1996	HP
120	Optional Tester 77	G9MAL901907	ESR 20 IDLE	1	4284A	USA	1994	HP
121	Optional Tester 78	G9MAL901325	ESR 9 IDLE	1	4284A	USA	1995	HP
122	Optional Tester 79	G9MAL901972	ESR 3 IDLE	1	4278A	USA	1997	HP
123	Optional Tester 80	G9MAL902591	ESR 29 IDLE	1	4285A	USA	1996	HP
124	Optional Tester 81	G9MAL902590	ESR 28 IDLE	1	4285A	USA	1996	HP
125	Optional Tester 82	G9MAL900973	ESR 4 IDLE	1	4278A	USA	1996	HP
126	Optional Tester 83	HAT005	ESR 16 IDLE	1	4284A	USA	1996	HP
127	Optional Tester 84	MAL902012	ESR21 (Mobile)	1	4284A	USA	1996	HP
128	Optional Tester 85	High Current # 19	High Current # 19 (D2pak Bim#3)	1	8610CU	Japan	2000	Tesec
129	Optional Tester 86	High Current # 17	High Current # 17 (D2pak Bim#2)	1	9213CU	Japan	2000	Tesec
130	Optional Tester 87	High Current # 2	High Current # 2 (D2pak Bim#3A)	1	9213CU	Japan	2000	Tesec
131	Optional Tester 88	High Current # 20	High Current # 20 (D2pak Bim#3A)	1	8610CU	Japan	2000	Tesec
132	Optional Tester 89	High Current # 3	High Current # 3 (To220 Bim#1)	1	9213CU	Japan	2000	Tesec
133	Optional Tester 90	High Current # 9	High Current # 9 (D2pak Bim#1)	1	9213CU	Japan	2000	Tesec
134	Optional Tester 91	High Current # 11	High Current # 11 (To220 Bim#2)	1	9213CU	Japan	2000	Tesec
135	Optional Tester 92	High Current # 13	High Current # 13 (Bipolar manual)	1	8213CU	Japan	2000	Tesec
136	Optional Tester 93	High current TRR (Manual set)	High current TRR (Manual set)	1	DH8388	USA	1996	Mtop
137	Optional Tester 94	10004525	Charge Tester #1 (To220 Bim#2)	1	QS-85	USA	1995	Bermar
138	Optional Tester 95	MAL901530	Charge Tester #2 (To247 Bim)	1	QS-85	USA	1995	Bermar
139	Optional Tester 96	MAL901680	Charge Tester #5 (Dpak Bim#2)	1	QS-85	USA	1995	Bermar
140	Optional Tester 97	M901679	Charge Tester #4 (To220 Bim#3)	1	QS-85	USA	1995	Bermar
141	Optional Tester 98	H931803	DVBE #8 (Co2)	1	8114KT	Japan	1986	Tesec
142	Optional Tester 99	High Voltage (To247 Bim)	High Voltage (To247 Bim)	1	9318HV	Japan	1998	Tesec

143	BNP 1	10004121	TP150 1 (Peel Tester)	1	TP150	Singapore	1996	Systemation
144	BNP 2	10004559	TP150 2 (Peel Tester)	1	TP150	Singapore	1996	Systemation
145	BNP 3	10007432	TP150 3 (Peel Tester)	1	TP150	Singapore	1999	Systemation
146	BNP 4	10004076	Vtek1 (Semi Auto T/reel)	1	TM4000	Singapore	1992	Vtek
147	BNP 5	10004120	Vtek2 (Semi Auto T/reel)	1	TM4000	Singapore	1993	Vtek
148	BNP 6	10008154	Cosmo (Semi Auto Lead Forming -To220)	1	2001-12MPLF	Singapore	2001	Cosmo
149	BNP 7	10004048	M press1	1	—	Malaysia	1979	SCM
150	BNP 8	10003829	Hanmi (To251 Auto Trim/Form)	1	HR002	Korea	1992	Hanmi
151	BNP 9	10004022	Comparator D line (Dpak)	1	PJ300	USA	1987	Comparator
152	BNP 10	10004018	Comparator m line (D2pak)	1	PJ300	USA	1990	Comparator
153	BNP 11	10008844	BNP 11	1	S600	USA	2002	Zebra
154	BNP 12	10008971	ZEBRA12	1	S600	USA	2001	Zebra
155	BNP 13	10004030	ZEBRA13	1	S600	USA	1994	Zebra
156	BNP 14	10004079	ZEBRA14	1	S600	USA	2000	Zebra
157	BNP 15	10007949	ZEBRA15	1	S600	USA	2000	Zebra
158	BNP 16	ZEBRA16	ZEBRA16	1	S600	USA	2000	Zebra
159	BNP 17	ZEBRA17	ZEBRA17	1	S600	USA	2000	Zebra
160	BNP 18	ZEBRA18	ZEBRA18	1	S600	USA	2000	Zebra
161	BNP 19	CPM10008971	ZEBRA1	1	S600	USA	2000	Zebra
162	BNP 20	MPRESS10	MPRESS10	1	—	USA	1986	SCM
163	BNP 21	G90804510	CHUO RIKEN (QA Hot chamber)	1	CO2-30	USA	1986	Chuo Riken
164	BNP 22	G9MAL902672	DESPATCH (QA Hot chamber)	1	926E	USA	1990	Despatch
165	BNP 23	ZEBRA2	ZEBRA2	1	S600	USA	2000	Zebra
166	BNP 24	G9MAL902684	ZEBRA3	1	S600	USA	2000	Zebra
167	BNP 25	ZEBRA4	ZEBRA4	1	S600	USA	2000	Zebra
168	BNP 26	G9MAL902682	ZEBRA5	1	S600	USA	2000	Zebra
169	BNP 27	ZEBRA6	ZEBRA6	1	S600	USA	2000	Zebra
170	BNP 28	To251 Semi - Auto Trim/form	To251 Semi - Auto Trim/form	1	—	Malaysia	2000	SCM

1	2	3		4	5	6	7	8
							Manufacturing
item	equipment	HS code	Description	qty	model	country	date	maker
1	Pull Tester	CPM 0071	Pull Tester	1	FA1500 Multi Axis Tester.	Singapore	1996	EBERTS
2	Shear Tester	CPM0032	Shear Tester	1	FA1500 Multi Axis Tester.	Singapore	1996	EBERTS
3	Shear Tester	MAL900591	Shear Tester	1	Keller STA 3100	Singapore	1996	EBERTS
4	Pull Tester	MAL901614	Pull Tester	1	Unitek Micropull IV	Singapore	1996	EBERTS
5	X-RAY	CPM10008283	X-RAY	1	Tosmaicron X-Ray 6130	Japan	2000	TOSHIBA
6	XRF	MAL901591	XRF	1	XRF System	USA	1996	Twin City International Incorporation
7	Dimension(X,Y,Z)	S08061794	Dimension(X,Y,Z)	1	Smart Scope 200	USA	1995	Optical Gaging Product Incorporated
8	BLT Dial Gauge	M07352	BLT Dial Gauge	1	—	USA	1995	Up
9	Solderability Tester	MAL902510	Solderability Tester	1	RPS-202TL	USA	1995	Robotic Process System
10	Steam Ager	MAL902153	Steam Ager	1	SZ40	USA	1995	Mountain Gate Engineering
11	High Power Scope(>=50X)	10009302	High Power Scope(>=50X)	1	MX40	Japan	1995	OLYMPUS
12	High Power Scope(>=50X)	HP#20	High Power Scope(>=50X)	1	BHMJL	Japan	1995	OLYMPUS
13	Low Power Scope(<=40X)	SC39	Low Power Scope(<=40X)	1	SMZ-1	Japan	1995	NIKON
14	Low Power Scope(<=40X)	BCI10	Low Power Scope(<=40X)	1	Streo Zoom 4	Japan	1995	Leica
15	Low Power Scope(<=40X)	QRA17	Low Power Scope(<=40X)	1	SZ-ZT	Japan	1995	OLYMPUS
16	Low Power Scope(<=40X)	BLP#10	Low Power Scope(<=40X)	1	—	Japan	1995	Bausch & Lomb
17	Low Power Scope(<=40X)	MAL900837	Low Power Scope(<=40X)	1	SZ40	Japan	1995	OLYMPUS
18	SAT (Csam)	MAL901515	SAT (Csam)	1	HS1000	USA	1996	SONIX
19	HTRB Tester	931980	HTRB Tester	1	Blue M	USA	1986	Blue M
20	OPL Tester	OPL #1	OPL Tester	1	—	USA	1986	AEROTRONIC

APPENDIX 2
TRANSFER PLAN
The Transfer Plan may be amended and updated from time to time by mutual agreement of SCM and Mingxin in writing Provided that the Transfer of Phase 3 of the Assets shall take place not more than 12 months from the date of the Phase 1 Transfer.

			2007									2008
			April	May	June	July	August	September	October	November	December	January	February	March	April	May	June	July	August	September	October	November	December
1	Existing Building
FoL
BoL
Test

2	New Builiding
(for plating)

3	SCM’s System & Process Audit on Mingxin/SCM
Mingxin’s 5S & System Improvements

4	Phase 1 Feasibility Run (Mingxin’s tool; SCM BOM & Leadframe; TO220 & TO263)
	4.1	Study
	4.2	Implementation (tooling — DA, Mold, Singulation)
	4.3	Qual Run
	4.4	Customer Visit to Mingxin
	4.5	Customer (Commercial Products, non-Auto) Qualification
	4.6	PCN to Customer

5	Phase 1 Transfer (All Equipment Set; TO220 & 263 Commercial)
	5.1	Operation Training
	5.2	Acceptance
	5.3	Deinstallation
	5.4	Crate & Shipment
	5.5	Install, Setup & Commission
	5.6	Completion

6	Phase 2 Feasibility Run (SCM’s Tool, BOM & Leadframe; TO251/2 — Dpak Single Line Only)
	6.1	Operational Training
	6.2	Acceptance
	6.3	Deinstallation
	6.4	Crate & Shipment
	6.5	Install, Setup & Commission
	6.6	Completion (include trial run)
	6.7	Qual Run
	6.8	Customer Visit to Mingxin
	6.9	Customer (Commercial Products, non-Auto) Qualification
	6.1	PCN to Customer

			2007									2008
			April	May	June	July	August	September	October	November	December	January	February	March	April	May	June	July	August	September	October	November	December
7	Phase 2 Balance Line Transfer (TO251/2 Dpak Commercial)
	7.1	Operation Training
	7.2	Acceptance
	7.3	Deinstallation
	7.4	Crate & Shipment
	7.5	Install, Setup & Commission
	7.6	Completion

8	Phase 3 Feasibility Run (Mingxin & SCM Tools, SCM BOM & Leadframe; Auto — TO220, TO263, TO252, TO247)
	8.1	TS16949 Certification
	8.2	Trial Run
	8.3	Qual Run
	8.4	Customer Visit to Mingxin
	8.5	Customer (All Automotive products) Qualification
	8.6	PCN to Customer

9	Phase 3 Balance Line Transfer
	9.1	Operation Training
	9.2	Acceptance
	9.3	Deinstallation
	9.4	Crate & Shipment
	9.5	Install, Setup & Commission
	9.6	Completion
Apr.-19-07 .Mingxin

APPENDIX 3
ACCEPTANCE CRITERIA

Acceptance Criteria for Equipment
For each transfer phase, the acceptance of the Assets designated for that phase will be based on the following:
1	Detailed Equipment Listing for that phase
1,1	Physical Verification against Listing by Mingxin’s personnels in SCM
1.1.1	Equipment capacity by package family verification against target set out below (based on existing product mix, yield, Cpk* and utliization assumptions)

	1.1.1.a	TO220 => 2.1M per week

	1.1.1.b	TO263 => 2.3M per week

	1.1.1.c	TO251/252 => 6.2M per week

	1.1.1.d	TO247 => 0.4M per week
1.1.2	Physical equipment verification by Assett #

1.1.3	Operational verification of equipment based on individual equipment SCM (xxx) RTP procedures, wherever feasible and availabile
2	Accessoriues
2.1	Listiing of accompanying set-up or calibration tools

2.1	Physical verification against listing by Mingxin’s personnels in SCM
3	Documentation
3.1	Listing of accompanying documentation
3.1.1	Equipment Manual

3.1.2	Tooling Drawings

3.1.3	Process Specs

3.1.4	QA Specs

3.1.5	Process SOP

3.1.6	Equipment SOP
3.1.6.a	Operational

3.1.6.b	PM
3.1.7	Equipment Log (unplanned downtime records)

3.1.8	Spare Part Lists

3.1.9	Consumable List (e.g. bond tools, cutters, wire guides)

3.1.10	Vendor /Supplier List
3.2	Physical verification against Listing by Mingxin representatives in SCM

Note: * — Where needed, Mingxin to supply dummy dice, at no cost to SCM, to facilitate the acceptance process in SCM

APPENDIX 4
COMPLETION CRITERIA

Completion Criteria for Equipment
For each transfer phase, the completion of each phase will be based on the following:
1	Physical Verification
1.1	Upon arrival of the equipment at Mingxin, a physical count of the equipment against the equipment list for that phase by Mingxin
2	Uncrate, Move, Setup and Install
2.1	Mingxin’s personnel to perform the uncrate, the move, the setup and the install of all the transferred equiipment at its designated location within Mingxin

2.2	For the following type of equipment:
a.	Plating systems

b.	Auto-mold systems

c.	BIM system

d.	PMC conveyor ovens
2.2.1	Mingxin’s experienced technical personnels will be sent at Mingxin’s cost to participate in the decommission process in SCM

2.2.2	The time spent in SCM for the decommissioning of these equipment will not be counted as part of the 900 man-hours operational training

2.2.3	The same experienced technical personnels will be responsible for the uncrate, the install, the setup of these equipment to be ready for commissioning and participate in the commissioning of these same equipment

2.2.4	SCM will be responsible for the commission and completion of these equipment
SCM will not be liable for any cost of repairs on these equipment for commission and completion that are resulted from acts of negligence

2.2.5	(whether intended or not) by Mingxin’s personnels
3	Commissioning & Equipment Capacity Verifications
3.1	SCM and Mingxin personnels will perform the key parameters check on each equipment, where applicable, in accordance to SCM’s (xxxx procedures)

3.2	SCM and Mingxin personnels will verify the successfully commissioned equipment meets the target capacity* for each package family set out as below:
3.2.1	TO220 => 2.1M per week

3.2.2	TO263 => 2.3M per week

3.2.3	TO251/252 => 6.2M per week

3.2.4	TO247 => 0.4M per week

Note:	* — based on existing product mix, yield, Cpk and utliization assumptions

Note:	* — Mingxin to supply dummy dice, at no cost to SCM, to facilitate the commissioning processs in Mingxin

SCHEDULE 1
DEFINITION OF “COMMERCIALLY REASONABLE EFFORTS” BY SCBL FOR THE
PURPOSES OF CLAUSE 3.1 OF THIS AGREEMENT
1.	One (1) letter from Executive Vice President of Sales of SCM to the active SCBL Customers

2.	One (1) presentation to the SCBL Customers to formally introduce Mingxin

3.	Organise one (1) face to face meeting with SCBL Customers

4.	SCM’s product line management technical interface through first qualification build

5.	SCM’s customer service support to Transfer Customers for up to 24 months after qualification, subject to a maximum of 60 man-days.

SCHEDULE 2
FEES

SCHEDULE 3
TRAINING

Training

Process & Equipment	QR&A	Operations
SOP	SOP	SOP
Process Specs	Quality Manual
Equipment Specs	Quality Assurance Specs
Equipment Manual

3 Equiipment Engineers	QR&A	Planning
FOL	Incoming	WIP Control
FEMA Plans	In-process
Control Plans	Outgoing
PM Plan	Reliability
OCAP	SPC
Setup Checklists	GR&R
Key commissioning parameters	Customers’ Compliants
EOL	Calibration
FEMA Plans	Internal Audit
Control Plans
PM Plan
OCAP
Setup Checklists
Key commissioning parameters
Test
FEMA Plans
Control Plans
PM Plan
OCAP
Setup Checklists
Key commissioning parameters

1 Process Engineer
Key commissioning parameters
FEMA Plans
Control Plans
PM Plan
OCAP
Setup Checklists
Key commissioning parameters
ADD
CAR

SCHEDULE 4
FORM OF ACCEPTANCE CERTIFICATE
[• date]

To:	STATS ChipPAC Malaysia Sdn Bhd
C/o STATS ChipPAC Ltd.
10 Ang Mo Kio Street 65
Techpoint #05-17/20
Singapore 569059

Attention:	Mr. Choong, Chan Yong, Vice President, Corporate Strategy
Ms. Taylor, Janet, General Counsel
Dear Sirs,
ACCEPTANCE CERTIFICATE
ASSETS SALE AND PURCHASE AGREEMENT DATED                      2007
I refer to the assets sale and purchase agreement dated                      2007 entered into between (1) yourselves, as vendor, (2) Ningbo Mingxin Microelectronics Co. Ltd., as purchaser (“Mingxin”) and (3) Daheng New Epoch Technology, Inc., as guarantor of Mingxin (the “Agreement”). Terms defined and references construed in the Agreement have the same meaning and construction in this certificate.
I, [• name], on behalf of Mingxin, confirm that all Acceptance Criteria have been complied with and satisfied in all respects as at the date hereof.
Yours faithfully,
For and on behalf of Ningbo Mingxin Microelectronics Co. Ltd.

Name:
Designation:

SCHEDULE 5
FORM OF COMPLETION CERTIFICATE
[• date]

To:	[ ] [Address]
COMPLETION CERTIFICATE
ASSETS SALE AND PURCHASE AGREEMENT DATED                      2007
We have inspected and examined the following assets:
[List of affected Assets]
(the “affected Assets”) at the premises of Ningbo Mingxin Microelectronics Co. Ltd, on [date].
We hereby certify that as at [date], the equipment capacity of the affected Assets has met or exceeded the following key parameters:

TO220	2.1M/W
TO263	2.3M/W
TO251/252	6.2M/W
TO247	0.4M/W
Yours faithfully,

Name:
Designation: